UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2025

InspireMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35731	26-2123838
(Commission File Number)	(IRS Employer Identification No.)

6303 Waterford District Drive, Suite 215 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

(888) 776-6804

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2025, InspireMD, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with investors pursuant to which the Company agreed to sell and issue in a private placement (the “Private Placement Offering”) an aggregate of 6,791,380 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 9,764,804 shares of Common Stock, at an offering price of $2.42 per Private Placement Shares and an offering price of $2.4199 per Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.0001 per share and will not expire until exercised in full. Certain of the Company’s directors participated in the Private Placement Offering.

Aggregate gross proceeds to the Company in respect of the Private Placement Offering are approximately $40.1 million, before deducting fees payable to the placement agent and other offering expenses payable by the Company. The Private Placement Offering is expected to close on or about August 1, 2025 (the “Closing Date”).

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Private Placement Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, within 20 days of the signing date of the Purchase Agreement (the “Signing Date”), and to have such Registration Statement declared effective within 45 days after the Signing Date in the event the Registration Statement is not reviewed by the SEC, or 90 days of the Signing Date in the event the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or if the Company fails to maintain the effectiveness of the Registration Statement.

The Purchase Agreement and the Registration Rights Agreement contain representations, warranties, indemnification and other provisions customary for transactions of this nature. In addition, subject to limited exceptions, the Purchase Agreement provides that for a period of six months following the closing of the offering, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement. In addition, pursuant to the Purchase Agreement, the Company agreed to abide by certain customary standstill restrictions for a period of six months following the closing of the offering.

The Company agreed to pay the placement agent for the offering a placement fee equal to 6.0% of the aggregate gross proceeds from the closing of the Private Placement Offering and expense reimbursement of up to $75,000.

The Private Placement Shares and the Pre-Funded Warrants to be issued in the Private Placement Offering and the shares of Common Stock underlying such Pre-Funded Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The investors have represented that they are accredited investors, as that term is defined in Regulation D, or qualified institutional buyers as defined in Rule 144(A)(a), and have acquired such securities for their own account and have no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. The Private Placement Shares and Pre-Funded Warrants to be issued in the Private Placement Offering, and the shares of Common Stock underlying such Pre-Funded Warrants have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report states that the Private Placement Offering is expected to close on or about August 1, 2025. In fact, the closing of the Private Placement Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the unregistered securities described herein is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

Increase in size of Board; Appointment of New Director

On July 31, 2025, the board of directors (the “Board”) of Company increased the size of the Board from seven (7) to eight (8) directors and appointed Mr. Raymond W. Cohen as a Class 3 member of the Board to fill the newly created vacancy, effective as of the Closing Date, with a term expiring at the Company’s 2026 annual meeting of stockholders. In connection with his appointment, effective as of the Closing Date, Mr. Cohen will be granted (a) stock options to purchase shares of the Company’s common stock (the “Options”), and (b) restricted shares of the Company’s common stock (the “Restricted Stock”) under the Company’s 2021 Equity Compensation Plan, with the aggregate value of such grant being approximately $180,000 and allocated 75% in the Restricted Stock and 25% in the Options. The Options have an exercise price equal to the closing price of the Company’s common stock on the date of grant and have a term of 10 years from the date of grant. The Options and the Restricted Stock will vest and become exercisable, if applicable, on the one-year anniversary of the date of the grant, subject to Mr. Cohen’s continued service to the Company, provided that in the event that Mr. Cohen is either (i) not reelected as a director at the Company’s 2026 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2026 annual meeting of stockholders, any unvested Options or Restricted Stock will vest in full and become exercisable, if applicable, on the date of the decision not to reelect or nominate him (as applicable).

Most recently, from 2013 to late 2024, Mr. Cohen served as the Chief Executive Officer and a member of the board of directors of Axonics, Inc. (Nasdaq: AXNX), a medical device company with implantable technologies to treat bladder and bowel disorders, which was sold to Boston Scientific Corporation (NYSE: BSX) in November 2024. Mr. Cohen currently also serves as an independent director for Kestra Medical Technologies, Ltd. (Nasdaq: KMTS). From 2023 to 2025, Mr. Cohen served as the chairman of the board of directors of SoniVie Ltd until it was acquired by Boston Scientific Corporation in March 2025. Mr. Cohen currently serves as chairman of the boards of directors of the privately held companies Nalu Medical Inc. and Archimedes Vascular, vice chairman of the board of directors of the privately held company Tulavi Medical, and a member of the board of directors of the private equity sponsor-backed company Spectrum Vascular. Previously, Mr. Cohen served as chairman of the board of directors of BioLife Solutions Inc. (Nasdaq: BLFS) and as a director of Spectrum Pharmaceuticals Inc. (Nasdaq: SPPI). Mr. Cohen received his B.S. in Business Management from Binghamton University.

The Board has determined that Mr. Cohen is independent under the applicable rules of the SEC and The Nasdaq Stock Market.

Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Cohen had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Mr. Cohen will participate in the Company’s standard non-employee director compensation arrangements which includes the right to annual cash payments with respect to Board and applicable committee service and an annual grant of equity awards under the Company’s equity compensation plans.

Other Board Composition Changes

In addition, on July 31, 2025, Kathryn Arnold and Thomas Kester, current members of the Board, each notified the Company that they do not intend to stand for reelection as Class 3 directors at the Company’s 2026 annual meeting of shareholders, and they expect to resign from the Board and applicable committee roles on or about December 31, 2025.

Ms. Arnold’s and Mr. Kester’s decisions to not stand for reelection and expected resignations are voluntary and not due to any disagreement with the Company, its Board, or management on any matter relating to the Company’s operations, policies or practices.

The Board and its Nominating and Corporate Governance Committee will assess and fill the vacancies on the committees of the Board expected to be created by such resignations when effective.

Item 7.01 Regulation FD Disclosure.

On July 31, 2025, the Company also issued a press release announcing the Private Placement Offering and Series I Warrant Exercise (as defined below) and another press release announcing the appointment of Ray Cohen to the Board. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K that is furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On July 31, 2025, the Company announced the completion of the full exercise of 12.9 million of the Company’s Series I warrants (the “Series I Warrant Exercise”). The Series I warrants were converted into 2,352,393 common shares and 10,561,685 of pre-funded warrants. The gross proceeds to the Company from the Series I Warrant Exercise were approximately $17.9 million. The Series I warrants, each exercisable at $1.3827 per common share and $1.3826 per pre-funded warrant, were issued as part of the previous private placement financing that the Company consummated on May 15, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Pre-Funded Warrant
10.3	Form of Registration Rights Agreement
99.1	Press Release regarding Private Placement Offering, dated July 31, 2025
99.2	Press Release announcing the appointment of Ray Cohen to the Board, dated July 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: July 31, 2025	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer